EXHIBIT 21.1

                           ATHEY PRODUCTS CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

Name                                                State of Incorporation

Athey Export Corporation                            Illinois

Athey Products International, Inc.                  Barbados

Athey International Sales Corporation               Illinois

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                                        ATHEY PRODUCTS CORPORATION
                             SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

Column A                                Column B       Column C       Column D          Column E
--------                                --------       --------       --------          --------
                                                      Additions
                                       Balance at     Charged to     Deduction from    Balance at
                                     Beginning of     Profit and     Reserves          End of Year
                                         Year           Loss

Year Ended December 31, 1996:

Allowance for doubtful
accounts-trade                           $300,000      $  50,000  $     -      (a)       $350,000
Allowance for doubtful
receivable-other                          110,954        -             110,954 (b)        -
Provision for obsolete and slow
moving inventory                          650,000        450,689       300,689 (c)        500,000
Provisions for warranty costs             635,500        976,019       921,519 (d)        690,000

Year Ended December 31, 1995:

Allowance for doubtful
accounts-trade                           $250,000      $  52,966      $  2,966 (a)       $300,000
Allowance for doubtful
receivable-other                          110,954        -                  -  (b)        110,954
Provision for obsolete and slow
moving inventory                          950,000        286,610       586,610 (c)        650,000
Provisions for warranty costs             780,000        705,553       850,053 (d)        635,500

Year Ended December 31, 1994:

Allowance for doubtful
accounts-trade                           $225,000         50,095      $ 25,095 (a)        250,000
Allowance for doubtful
receivable-other                          150,000         60,954       100,000 (b)        110,954
Provision for obsolete and slow
moving inventory                          796,396        193,811        40,207 (c)        950,000
Provisions for warranty costs             370,000      1,303,078       893,078 (d)        780,000

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(a)  Uncollected trade receivables written-off.
(b)  Uncollected other receivables written-off.
(c) Deductions for obsolete inventory scrapped and obsolete inventory sold at reduced selling price.
(d)  Warranty expenses incurred

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